UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson, 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports First Quarter Earnings of $26.2 Million, an Increase of 15.9 Percent

Selected financial highlights:

·	Earnings per share of $0.65

·	Average earning assets increased 7.1 percent to $10.2 billion

·	Nonperforming loans were $25.4 million, or 0.59 percent of loans of $4.3 billion

·	Average total deposits increased 13.0 percent to $8.4 billion

·	Noninterest income increased 25.4 percent to $86.4 million

·	Tier 1 capital ratio remains strong at 13.5 percent

Kansas City, Mo. (April 27, 2010) – UMB Financial Corporation (NASDAQ: UMBF), a financial services holding company, announced earnings for the three months ended March 31, 2010 of $26.2 million or $0.65 per share ($0.65 diluted). This is an increase of $3.6 million, or 15.9 percent, compared to first quarter 2009 earnings of $22.6 million or $0.56 per share ($0.55 diluted).

Commenting on the company’s first quarter 2010 results, Chairman and Chief Executive Officer Mariner Kemper said, “Our results were driven primarily by the execution on our diversified financial services strategy. Noninterest income for the quarter was solid, reflecting our recent acquisitions and the strong equity markets. However, loan demand remains weak with commercial utilization rates well below historical averages. Although we see signs of an improving economy, continued high unemployment coupled with other uncertainties will likely make a full recovery in the short run more difficult.”

Net Interest Income and Margin

Net interest income for the first quarter of 2010 was flat compared to the same period in 2009. Average earning assets increased by $675.9 million, or 7.1 percent, compared to the first quarter of 2009. This increase was due to a $539.2 million, or 132.1 percent, increase in average interest-bearing due from banks and a $183.3 million, or 4.0 percent, increase in total securities, including trading securities. Net interest margin decreased 20 basis points to 3.19 percent for the three months ended March 31, 2010 compared to the same quarter in 2009.

Noninterest Income and Expense

Noninterest income increased $17.5 million, or 25.4 percent, for the three months ended March 31, 2010 compared to the same period in 2009. Trust and securities processing income increased $10.7 million, or 42.9 percent, for the three months ended March 31, 2010 compared to the same period in 2009. This increase was primarily due to a $6.5 million, or 76.9 percent, increase in fund administration and custody services and a $3.8 million, or 57.0 percent, increase in advisory fee income from the Scout Funds. Gains from the sale of securities available for sale of $5.4 million were recognized during the first quarter of 2010.

Noninterest expense increased $10.7 million, or 10.1 percent, for the three months ended March 31, 2010 compared to the same period in 2009. Salary and benefits expense increased by $4.3 million, or

7.3 percent, mostly due to higher base salary, commission, and health insurance costs. Processing fees increased $4.0 million, or 57.5 percent, due to increased third party custodian fees related to international transactions from mutual fund clients and fees paid by the advisor to third-party distributors of the Scout Funds.

“We are very pleased with the growth in noninterest income during the quarter,” said Peter deSilva, President and Chief Operating Officer. “The recent corporate trust acquisitions, along with more than $573 million of net flows into the Scout Funds and positive equity markets, helped to propel the 25.4 percent noninterest income growth in the quarter. In addition, recent new client wins in the commercial credit card space, along with an increase in commercial credit card purchase volume in excess of 20 percent, position us well for future growth from this key business segment. Expense growth during the quarter was driven by incentive payments based upon improved sales results and increased costs related to the distribution and custody of Scout Fund assets by third parties. We remain focused on expense control even as we grow top line revenue.”

Balance Sheet

Average total assets for the three months ended March 31, 2010 were $11.0 billion compared to $10.2 billion for the same period in 2009, an increase of $765.5 million, or 7.5 percent. Average earning assets increased by $675.9 million for the period, or 7.1 percent.

Actual loan balances on March 31, 2010 of $4.3 billion were flat compared to 2009. Real estate loans increased $214.4 million, or 13.2 percent, due to increases in commercial real estate and home equity loans. Consumer loans decreased $104.5 million, or 20.2 percent, due to the continued reduction in indirect auto loans as the company exits this market. Commercial loans decreased $116.9 million, or 5.7 percent. Average loan balances for the three months ended March 31, 2010 and 2009 were flat at $4.4 billion.

Nonperforming loans increased to $25.4 million at March 31, 2010 from $14.6 million at March 31, 2009. As a percentage of loans, nonperforming loans increased to 0.59 percent as of March 31, 2010 compared to 0.34 percent at March 31, 2009. This increase is predominately due to one syndicated national credit, which was placed on nonaccrual during 2009. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry average for nonperforming loans as of December 31, 2009 was 5.30 percent. The company’s allowance for loan losses totaled $67.4 million, or 1.57 percent of loans as of March 31, 2010 compared to $54.0 million, or 1.25 percent of loans as of March 31, 2009.

For the three months ended March 31, 2010, average securities, including trading securities, totaled $4.8 billion. This is an increase of $183.3 million, or 4.0 percent, from the same period in 2009. Average interest-bearing due from banks increased for the first quarter by $539.2 million, or 132.1 percent, to $947.4 million from the same period in 2009.

Average total deposits increased $967.8 million, or 13.0 percent, to $8.4 billion for the three months ended March 31, 2010 compared to the same period in 2009. The increase in deposits came primarily from mutual funds, treasury management accounts, and time deposit accounts. Average time deposit accounts increased $270.9 million, or 18.6 percent, for the three months ended March 31, 2010 as compared to 2009. Average money market accounts increased by $193.8 million, or 13.2 percent, in 2010 as compared to 2009. Average noninterest-bearing demand deposits increased $498.4 million, or 22.2 percent, compared to 2009. Total deposits as of March 31, 2010 were $8.2 billion, compared to $7.7 billion at March 31, 2009, a 7.1 percent increase.

“Deposit growth has outpaced loan demand, and as a result the investment portfolio has grown and is now our largest earning asset,” said Mike Hagedorn, Chief Financial Officer. “We continue to manage the investment portfolio’s duration and interest rate risk in anticipation of a rising interest rate environment. The overall high quality of the portfolio is further evidence of our balance sheet strength.”

As of March 31, 2010, UMB had total shareholders’ equity of $1.0 billion, an increase of 4.5 percent over March 31, 2009.

The company plans to host a conference call to discuss its first quarter financial results on April 28, 2010, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S. (toll-free) 877.941.6009, by following the Web link to the live call: http://w.on24.com/r.htm?e=202344&s=1&k=825BE7A36DE06B1C44891AAA511D2B5D or by visiting umb.com to access the link to the live call.

A replay of the conference call may be heard until May 12, 2010, by calling U.S./Canada (toll-free) 800.406.7325 or 303.590.3030. The replay pass code required for playback is conference 4277502. The call replay may also be accessed via the company's web site, umb.com, by visiting the Investor Relations’ area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate 135 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBFinancial.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	March 31,
Assets	2010	2009

Loans	$4,301,965	$4,306,769
Allowance for loan losses	(67,442)	(54,005)

Net loans	4,234,523	4,252,764

Loans held for sale	17,706	34,799
Investment Securities:
Available for sale	4,740,505	4,071,584
Held to maturity	55,968	49,240
Trading securities	34,858	36,510
Non-marketable	22,432	21,614

Total investment securities	4,853,763	4,178,948

Federal funds and resell agreements	21,177	51,834
Interest-bearing due from banks	724,437	928,471
Cash and due from banks	319,966	351,722
Bank premises and equipment, net	213,330	221,622
Accrued income	61,515	61,783
Goodwill	131,356	104,914
Other intangibles	46,635	17,125
Other assets	99,648	42,876

Total assets	$10,724,056	$10,246,858

Liabilities
Deposits:
Noninterest-bearing demand	$2,716,510	$2,614,082
Interest-bearing demand and savings	3,904,509	3,604,529
Time deposits under $100,000	738,260	763,723
Time deposits of $100,000 or more	861,230	694,479

Total deposits	8,220,509	7,676,813

Federal funds and repurchase agreements	1,311,296	1,414,239
Short-term debt	21,874	27,161
Long-term debt	24,212	34,759
Accrued expenses and taxes	103,549	80,107
Other liabilities	13,165	28,795

Total liabilities	9,694,605	9,261,874

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	713,062	708,044
Retained earnings	581,443	517,486
Accumulated other comprehensive income	36,631	46,475
Treasury stock	(356,742)	(342,078)

Total shareholders' equity	1,029,451	984,984

Total liabilities and shareholders' equity	$10,724,056	$10,246,858

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
Interest Income	2010	2009

Loans	$53,483	$52,800
Securities:
Taxable interest	23,779	29,122
Tax-exempt interest	7,317	7,020

Total securities income	31,096	36,142
Federal funds and resell agreements	61	130
Interest-bearing due from banks	1,319	842
Trading securities	142	168

Total interest income	86,101	90,082

Interest Expense
Deposits	9,624	13,823
Federal funds and repurchase agreements	444	660
Short-term debt	-	-
Long-term debt	259	390

Total interest expense	10,327	14,873

Net interest income	75,774	75,209
Provision for loan losses	8,310	6,000

Net interest income after provision for loan losses	67,464	69,209

Noninterest Income
Trust and securities processing	35,572	24,899
Trading and investment banking	7,027	4,861
Service charges on deposits	20,519	20,795
Insurance fees and commissions	1,699	1,570
Brokerage fees	1,336	2,352
Bankcard fees	12,020	10,947
Gains on sale of securities available for sale, net	5,382	42
Other	2,875	3,443

Total noninterest income	86,430	68,909

Noninterest Expense
Salaries and employee benefits	62,253	57,996
Occupancy, net	8,921	8,144
Equipment	10,870	12,996
Supplies and services	4,707	5,377
Marketing and business development	3,705	3,191
Processing fees	11,029	7,004
Legal and consulting	1,622	1,548
Bankcard	3,190	3,957
Amortization of other intangibles	2,091	976
Regulatory fees	3,238	1,727
Other	5,752	3,728

Total noninterest expense	117,378	106,644

Income before income taxes	36,516	31,474
Income tax provision	10,331	8,873

Net income	$26,185	$22,601

Per Share Data
Net income - basic	$0.65	$0.56
Net income - diluted	0.65	0.55
Dividends	0.185	0.175
Weighted average shares outstanding	40,089,527	40,598,097

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income (Loss)	Stock	Total

Balance - January 1, 2009	$55,057	$707,813	$502,073	$41,105	$(331,236)	$974,811
Comprehensive income
Net income	-	-	22,601	-	-	22,601
Change in unrealized gains on
securities	-	-	-	5,370	-	5,370

Total comprehensive income						27,971
Cash dividends ($0.175 per share)	-	-	(7,188)	-	-	(7,188)
Purchase of treasury stock	-	-	-	-	(12,443)	(12,443)
Issuance of equity awards	-	(1,261)	-	-	1,393	132
Recognition of equity based
compensation	-	1,202	-	-	-	1,202
Net tax benefit related to equity
compensation plans	-	58	-	-	-	58
Sale of treasury stock	-	114	-	-	54	168
Exercise of stock options	-	119	-	-	154	273

Balance – March 31,2009	$55,057	$708,044	$517,486	$46,475	$(342,078)	$984,984

Balance - January 1, 2010	$55,057	712,774	562,748	40,454	(355,482)	1,015,551
Comprehensive income
Net income	-	-	26,185	-	-	26,185
Change in unrealized gains on
securities	-	-	-	(3,823)	-	(3,823)

Total comprehensive income						22,362

Cash dividends ($0.185 per share)	-	-	(7,490)	-	-	(7,490)
Purchase of treasury stock	-	-	-	-	(2,961)	(2,961)
Issuance of equity awards	-	(1,374)	-	-	1,498	124
Recognition of equity based
compensation	-	1,410	-	-	-	1,410
Net tax benefit related to equity
compensation plans	-	48	-	-	-	48
Sale of treasury stock	-	113	-	-	63	176
Exercise of stock options	-	91	-	-	140	231

Balance – March 31, 2010	$55,057	713,062	581,443	36,631	(356,742)	1,029,451

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Three Months Ended March 31,
	2010		2009

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$ 4,364,423	4.98%	$4,413,064	4.86%
Securities:
Taxable	3,736,919	2.58	3,685,760	3.20
Tax-exempt	980,953	4.68	853,703	5.18

Total securities	4,717,872	3.02	4,539,463	3.58
Federal funds and resell agreements	88,555	0.28	86,452	0.61
Interest-bearing due from banks	947,374	0.56	408,177	0.84
Trading securities	36,193	1.76	31,346	2.39

Total earning assets	10,154,417	3.60	9,478,502	4.02
Allowance for loan losses	(64,992)		(53,615)
Other assets	922,399		821,415

Total assets	$ 11,011,824		$10,246,302

Liabilities and Shareholders' Equity
Interest-bearing deposits	$ 5,666,615	0.69%	$5,197,118	1.08%
Federal funds and repurchase agreements	1,390,408	0.13	1,659,010	0.16
Borrowed funds	47,722	2.20	52,219	3.03

Total interest-bearing liabilities	7,104,745	0.59	6,908,347	0.87
Noninterest-bearing demand deposits	2,747,217		2,248,865
Other liabilities	123,582		96,252
Shareholders' equity	1,036,280		992,838

Total liabilities and shareholders' equity	$ 11,011,824		$10,246,302

Net interest spread		3.01%		3.15%
Net interest margin		3.19		3.39

FIRST QUARTER 2010
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Three Months Ended March 31	2010	2009

Net interest income	$75,774	$75,209
Provision for loan losses	8,310	6,000
Noninterest income	86,430	68,909
Noninterest expense	117,378	106,644
Income before income taxes	36,516	31,474
Net income	26,185	22,601
Net income per share - Basic	0.65	0.56
Net income per share - Diluted	0.65	0.55
Return on average assets	0.96%	0.89%
Return on average equity	10.25%	9.23%

At March 31

Assets	$10,724,056	$10,246,858
Loans, net of unearned interest	4,301,965	4,306,769
Securities	4,853,763	4,178,948
Deposits	8,220,509	7,676,813
Shareholders' equity	1,029,451	984,984
Book value per share	25.43	24.19
Market price per share	40.60	42.49
Equity to assets	9.60%	9.61%
Allowance for loan losses	$67,442	$54,005
As a % of loans	1.57%	1.25%
Nonaccrual and restructured loans	$25,407	$14,648
As a % of loans	0.59%	0.34%
Loans over 90 days past due	$6,244	$6,658
As a % of loans	0.15%	0.15%
Other real estate owned	$5,821	$1,905

Net loan charge-offs quarter-to-date	$5,007	$4,292
As a % of average loans	0.46%	0.40%

Common shares outstanding	40,488,195	40,720,210

Average Balances
Three Months ended March 31

Assets	$11,011,824	$10,246,302
Loans, net of unearned interest	4,364,423	4,413,064
Securities	4,717,872	4,539,463
Deposits	8,413,832	7,445,983
Shareholders' equity	1,036,280	992,838

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		March 31, 2010
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 9,110,410	$3,491,482 $	6,998,067 $	633,166

Colorado

UMB Bank Colorado, n. a.	1,033,514	533,295	844,486	156,393

Kansas

UMB National Bank of America	639,634	216,631	429,432	63,087

Arizona

UMB Bank Arizona, n. a.	86,114	75,592	44,232	10,581

Banking - Related Subsidiaries

UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB South Dakota Trust Company
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corp.
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investment Advisors, Inc.